AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2002

                                                      REGISTRATION NO. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        SAVVIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   43-1809960
                      (IRS employer identification number)

                              12851 WORLDGATE DRIVE
                                HERNDON, VA 20171
                       (Address of registrant's principal
                          executive offices) (Zip Code)

                                 (703) 234-8000
              (Registrant's telephone number, including area code)
                            ------------------------
      SAVVIS COMMUNICATIONS CORPORATION 1999 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plans)

                            ------------------------
                                 DAVID J. FREAR
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        SAVVIS COMMUNICATIONS CORPORATION
                              12851 WORLDGATE DRIVE
                                HERNDON, VA 20170
                                 (703) 234-8000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                           CHRISTINE M. PALLARES, ESQ.
                             HOGAN & HARTSON L.L.P.
                                885 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 918-6000




                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
       TITLE OF SECURITIES       TO BE      OFFERING PRICE   AGGREGATE OFFERING REGISTRATION
        TO BE REGISTERED      REGISTERED  PER SHARE (1) (2)     PRICE (1) (2)        FEE
----------------------------------------------------------------------------------------------
Common stock, par value
$.01 per share, issuable
under the 1999 Stock
Option Plan                   39,597,149       $1.05            $41,428,431       $3,811
---------------------------------------------------------------------------------------------


(1) 39,597,149 shares of the registrant's common stock, par value $.01 per share ("Shares"), are being registered pursuant to the registrant's 1999 Stock Option Plan, of which 34,525,186 are subject to outstanding options.
(2) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per Share was determined by calculating the weighted average exercise price per Share of (i) 34,525,186 Shares being offered under outstanding options at a weighted average exercise price of $1.15 per Share and (ii) 5,071,963 Shares being offered at an exercise price of $0.34 per Share, the average of the high and the low prices per Share on November 4, 2002, as reported on the Nasdaq Stock Market.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I on Form S-8 will be sent or given to employees or other individuals participating in the SAVVIS Communications Corporation 1999 Stock Option Plan, as amended, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         SAVVIS Communications Corporation ("SAVVIS") hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

         (a) SAVVIS' Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002;

         (b) SAVVIS' Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2002, filed with the SEC on August 16, 2002, SAVVIS' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002, and all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2001; and

         (c) The description of SAVVIS' common stock, contained in SAVVIS' registration statement on Form 8-A filed with the SEC on February 8, 2000, which incorporates by reference the description of SAVVIS' common stock from SAVVIS' registration statement on Form S-1 (SEC Registration No. 333-90881).

         In addition, all documents and reports filed by SAVVIS subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         SAVVIS' common stock is registered with the SEC under Section 12 of the Securities Exchange Act of 1934. A description of SAVVIS' common stock is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the SAVVIS' common stock has been passed upon by Lane
H. Blumenfeld, Vice President and Acting General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         SAVVIS' Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. In addition, SAVVIS' certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of its directors will be eliminated or limited to the fullest extent permitted by the amended Delaware Law. SAVVIS' certificate of incorporation contains provisions that provide that no director of SAVVIS shall be liable for breach of fiduciary duty as a director, except for (1) any breach of the directors' duty of loyalty to SAVVIS or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(3) liability under Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. SAVVIS has obtained customary insurance covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which SAVVIS is required to indemnify them, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

   Exhibit
     No.                                Exhibit
     ---                                -------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881)).

4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
         3.2 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881).

4.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
         3.3 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881)).

4.5      Form of Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881))

5.1 Opinion of Lane H. Blumenfeld, Esq. regarding the legality of the securities being registered.

23.1     Consent of Lane H. Blumenfeld, Esq. (included in his opinion filed as
         Exhibit 5.1 hereto).

23.2     Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page of the registration statement).

99.1 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 to SAVVIS' Form 10-K for the year ended December 31, 2000).

99.2     Amendment No. 1 to 1999 Stock Option Plan (incorporated by reference to
         Exhibit 10.1 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

99.3     Amendment No. 2 to 1999 Stock Option Plan (incorporated by reference to
         Exhibit 10.2 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

99.4     Amendment No. 3 to 1999 Stock Option Plan (incorporated by reference to
         Exhibit 10.3 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).


ITEM 9.     UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Virginia, on November 7, 2002.

                                      SAVVIS COMMUNICATIONS CORPORATION


                                      By: /s/ David J. Frear
                                           David J. Frear
                                           Chief Financial Officer and Executive
                                           Vice President


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. McCormick, David J. Frear, John M. Finlayson and Lane H. Blumenfeld, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



               NAME                                TITLE                             DATE
               ----                                -----                              ----
/s/ Robert A. McCormick            Chief Executive Officer and            November 7, 2002
-------------------------------    Chairman of the Board (principal
Robert A. McCormick                executive officer)

/s/ David J. Frear                 Executive Vice President, Chief        November 7, 2002
-------------------------------    Financial Officer and Director
David J. Frear                     (principal financial and
                                   accounting officer)

/s/ John M. Finlayson              President, Chief Operating Officer      November 7, 2002
-------------------------------    and Director
John M. Finlayson

/s/ Clyde A. Heintzelman           Director                                November 7, 2002
-------------------------------
Clyde A. Heintzelman

/s/ Thomas E. McInerney            Director                                November 7, 2002
-------------------------------
Thomas E. McInerney

/s/ Clifford H. Friedman           Director                                November 7, 2002
-------------------------------
Clifford H. Friedman

/s/ James E. Ousley                Director                                November 7, 2002
-------------------------------
James E. Ousley

/s/ James P. Pellow                Director                                November 7, 2002
-------------------------------
James P. Pellow

/s/ John D. Clark                  Director                                November 7, 2002
-------------------------------
John D. Clark

/s/ Patrick J. Welsh               Director                                November 7, 2002
-------------------------------
Patrick J. Welsh

                                  EXHIBIT INDEX

   Exhibit
     No.                          Exhibit
     ---                          -------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881)).

4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
         3.2 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881).

4.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
         3.3 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881)).

4.5      Form of Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to SAVVIS' Registration Statement on Form S-1, as amended (File No. 333-90881))

5.1 Opinion of Lane H. Blumenfeld, Esq. regarding the legality of the securities being registered.

23.1     Consent of Lane H. Blumenfeld, Esq. (included in his opinion filed as
         Exhibit 5.1 hereto).

23.2     Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page of the registration statement).

99.1 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 to SAVVIS' Form 10-K for the year ended December 31, 2000).

99.2     Amendment No. 1 to 1999 Stock Option Plan (incorporated by reference to
         Exhibit 10.1 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

99.3     Amendment No. 2 to 1999 Stock Option Plan (incorporated by reference to
         Exhibit 10.2 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

99.4     Amendment No. 3 to 1999 Stock Option Plan (incorporated by reference to
         Exhibit 10.3 to SAVVIS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).